Exhibit 10.1

VARONIS SYSTEMS, INC. 2013 OMNIBUS EQUITY INCENTIVE PLAN

STOCK OPTION NOTICE OF GRANT & STOCK OPTION AGREEMENT

Varonis Systems, Inc. (the “Company”), pursuant to its 2013 Omnibus Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Optionee”), an option to purchase the number of shares of the common stock of the Company (“Shares”), set forth below (the “Option”). The Option is subject to all of the terms and conditions set forth herein and in the Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, which are incorporated herein by reference.

Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.

Optionee:

Grant Date:

Exercise Price per Share: $[FMV on the Grant Date] /Share

Total Number of Shares Subject to the Option: [                ] Shares

Expiration Date: 10th Anniversary of the Grant Date

Type of Option: [Non-Qualified Stock Option] [Incentive Stock Option (“ISO”)]

Vesting Schedule: [                ]

Termination:	The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement.

By his or her signature, the Optionee agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice. The Optionee has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

VARONIS SYSTEMS, INC.	OPTIONEE

By:	By:

Print Name:	Print Name:

Title:

Exhibit A

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Notice of Grant (the “Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Varonis Systems, Inc. (the “Company”) has granted to the Optionee an option (the “Option”) under the Company’s 2013 Omnibus Equity Incentive Plan, as amended from time to time (the “Plan”), to purchase the number of shares of common stock of the Company (“Shares”) indicated in the Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.

ARTICLE I

GENERAL

1.1 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF OPTION

2.1 Grant of Option. In consideration of the Optionee’s service to the Company or any Affiliate and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

2.2 Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Notice; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.

2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, the Optionee agrees to render services to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without Cause.

[2.4 ISOs. [Insert Section 2.4 for grant of incentive stock options]

(a) To the extent the option is characterized as an ISO, the terms and conditions of the option shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.

(b) Notwithstanding anything to the contrary in the Plan, to the extent the Participant owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(c) To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(d) The Participant shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from the Participant as to the sale of such shares.]

ARTICLE III

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Except as otherwise provided herein, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Notice.

(b) No portion of the Option which has not become vested and exercisable as of the date of the Optionee’s termination of employment or service with the Company and all Affiliates shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Optionee. Notwithstanding the foregoing, in no event shall the Option remain exercisable after the Expiration Date set forth in the Notice.

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3 Expiration of Option. Except as provided by the Administrator, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The Expiration Date set forth in the Notice;

(b) The date that is ninety (90) days from the date of the Optionee’s termination of employment or service with the Company and all Affiliates thereof (including by reason of the Optionee’s employer ceasing to be an Affiliate of the Company) for any reason other than death or Disability, provided that the ninety (90) day period shall be extended to one (1) year after the date of such termination in the event of the Optionee’s death during such ninety (90) day period.

(c) The date that is one (1) year from the date of the Optionee’s termination of employment or service with the Company and all Affiliates thereof by reason of the Optionee’s death or Disability; or

(d) The start of business on the date of the Optionee’s termination of employment or service by the Company for Cause.

(e) For purposes of this Agreement, (i) a transfer of the Optionee’s employment between or among the Company and any Affiliate or between or among its Affiliates shall not be deemed a termination of employment under this Agreement and (ii) an Optionee will be considered transferred for purposes of clause (i) immediately above as long as the Optionee is employed by the transferee Affiliate within thirty (30) days.

ARTICLE IV

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Section 6.2 hereof, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional shares.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

(b) Full payment of the exercise price and, if applicable, withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;

(c) Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the aggregate Exercise Price of the Shares shall be made in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Optionee which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

4.5 Conditions to Issuance of Stock Certificates. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 19 of the Plan.

ARTICLE V

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

5.1 Termination of Employment. Upon the Optionee’s termination of employment or service with the Company and all Affiliates thereof, the Option shall be treated as follows, except as specifically provided in an employment agreement between the Company and the Optionee:

(a) In the event that the employment or service of an Optionee with the Company and all Affiliates thereof (including by reason of the Optionee’s employer ceasing to be an Affiliate of the Company) shall terminate for any reason other than Cause, Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Any Options that were exercisable at the time of such termination will expire in accordance with Section 3.3.

(c) In the event of the termination of an Optionee’s employment or service for Cause, all outstanding Options (whether exercisable or not exercisable) granted to such Optionee shall expire at the commencement of business on the date of such termination.

5.2 Other Change in Employment Status. In the sole discretion of the Administrator, an Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Optionee.

5.3 Change in Control. In the event of a Change in Control, the Option shall be treated in accordance with Section 13 of the Plan.

ARTICLE VI

OTHER PROVISIONS

6.1 Administration. The Administrator shall have the power and authority to interpret and construe the terms and provisions of this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All decisions made by the Administrator shall be final conclusive and binding on all persons, including the Optionee, the Company and all other interested persons.

6.2 Transferability of Option. Except as otherwise set forth in the Plan:

(a) The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;

(b) The Option shall not be liable for the debts, contracts or engagements of the Optionee or the Optionee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof prior to exercise shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 6.2(a) hereof; and

(c) During the lifetime of the Optionee, only the Optionee may exercise the Option (or any portion thereof); after the death of the Optionee, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by the Optionee’s personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution.

6.3 Equitable Adjustments. The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Section 5 of the Plan.

6.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Legal Department at the Company’s principal office, and any notice to be given to the Optionee shall be addressed to the Optionee’s last address reflected on the Company’s records. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 6.4.

6.5 Optionee’s Representations. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

6.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

6.7 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

6.8 Conformity to Securities Laws. The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

6.9 Amendments and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Administrator or the Board, but no amendment, alteration or termination shall be made that would materially impair the rights of an Optionee under the Option without such Optionee’s consent.

6.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in this Article 6, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

6.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

6.12 Entire Agreement. The Plan, the Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof.

6.13 Electronic Signature; Electronic Delivery and Acceptance. The Optionee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by hand. The Company may, in its sole discretion, decide to deliver any documents related to the Optionee’s current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

6.14 Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from the requirements of, Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and be administered to be in compliance therewith or exempt therefrom. Any payments described in this Agreement that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Agreement, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six (6) month period immediately following the Optionee’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Optionee’s separation from service (or upon the Optionee’s death, if earlier). In addition, for purposes of this Agreement, each amount to be paid or benefit to be provided to the Optionee pursuant to this Agreement, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.

6.15 Addendum. Notwithstanding any provisions in this Agreement, the Option shall be subject to any special provisions set forth in the Country Addendum attached hereto as Exhibit A for the Optionee’s country of residence, if any. If the Optionee relocates to one of the countries included in the Country Addendum or the United States during the term of the Option, the special provisions for such country shall apply to Optionee to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.

6.16 Waiver. The Optionee acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee.

6.17 Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

6.18 Tax Withholding. Regardless of any action the Company and its Affiliates or, if Optionee is an employee, the employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains Optionee’s responsibility and may exceed the amount actually withheld by the Company or any Affiliate. Optionee further acknowledges that the Company, its Affiliates and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company, its Affiliates and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If Optionee is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Optionee acknowledges that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Optionee is deemed to have been issued the full number of Shares subject to the exercised Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Optionee’s participation in the Plan.

6.19 Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this Agreement and any other grant materials by and among, as applicable, the Company, the Employer and any Affiliate of the Company for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Optionee understands that Data may be transferred to a stock plan transfer agent, trustee, broker or administrator designated by the Company or any such other stock plan service provider as may be designated by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee authorizes the Company, the Company’s designated transfer agent, trustee, stock plan broker or administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Optionee’s participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. Further, Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If Optionee does not consent, or if Optionee later seeks to revoke his or her consent, his or her employment or service relationship with the Company, its Affiliates or Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Optionee’s consent is that the Company would not be able to grant Optionee Options or other equity awards or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact the Company.